UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 18, 2011


                            THE X-CHANGE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           NEVADA                    002-41703                    90-0156146
      (State or Other               (Commission                 (IRS Employer
Jurisdiction of Incorporation)      File Number)             Identification No.)

12655 NORTH CENTRAL EXPRESSWAY, SUITE 1000, DALLAS TX              75243
      (Address of Principal Executive Office)                    (Zip Code)

                                 (972) 386-7350
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 18, 2011, The X-Change Corporation (the "Company") entered into an Asset Purchase Agreement with Old West Entertainment Corp. ("Old West"), a Nevada corporation, which is not affiliated with the Company. As part of the Agreement, the Company acquired all right, title and interest in all of Old West's Operating Entertainment Business (the "Assets'). The Assets include a website, client base, capital assets, hardware, software, intellectual property as well as all of Old West's artists, properties, patents, trademarks and distribution rights and agreements relating to Old West's music and entertainment business. The Company will also assume all rights and obligations under a Management Consulting Agreement between Old West and Arthur Molina Jr., also known in the music business as "Frost." In exchange, the Company will issue one million shares (1,000,000) of its common stock, in restricted form, to Old West.

Old West focuses on hip-hop entertainment and is headed by Frost, a rapper and hip-hop legend. Old West is an entertainment company specializing in all aspects of entertainment including music, feature films, television, home video/DVD and major events. The Company intends to utilize the Old West assets it has acquired to establish itself in the entertainment industry including music, developing new artists, movies, TV shows, and concert and event promotion.

 As part of the Agreement, Frost will be issued five million shares (5,000,000) of the Company's common stock and will be appointed President and CEO of the Company. The Company will also issue five million shares (5,000,000) of its common stock in restricted form to the Bogat Family Trust as consideration for the management services it will be providing to the Company in operating the music and entertainment portion of the business.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

RESIGNATION OF OFFICER AND DIRECTOR; APPOINTMENT OF OFFICER AND DIRECTOR

On August 22, 2011, Haviland Wright resigned as a director of the Company to pursue other interests and business opportunities. On August 22, 2011, the Board of Directors of the Company (the "Board") appointed as its President and CEO, Arthur Molina Jr., better known as Frost. Mr. Molina was also appointed a director of the Company, replacing Mr. Wright.

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Arturo R. Molina Jr. (Frost) -- originally known as Kid Frost -- is a pioneer in the field of Latin hip-hop, cutting some of its very first records and helping to bring exposure to other bilingual MCs. The veteran East Los Angeles rapper, who became a hip-hop icon in 1990 with his groundbreaking single "La Raza," has stepped up his game in the last decade, sharpening his lyrical skills and becoming an authority figure in the rap world. His success allowed such Latino rappers as Cypress Hill, Fat Joe, Big Pun to make substantial hip-hop inroads. His music features a hard-hitting mix of hard-core hip-hop, smoothed out cuts for the ladies and laid-back songs for cruising. This versatility is one of Frost's strengths, something that keeps him fresh.

"The thing that keeps my name in people's mouths is that I keep reinventing myself," Frost explains. "I don't just keep on making the same music. I want to make bilingual hip-hop a trend. I was at the forefront and now I`m taking it one step further while still kicking vivid rhymes about the code of the streets with authenticity." Frost is an original and knows about originality. Rapping since 1980, Frost scored his first record deal with Electrobeat Records, thanks to the help of his long time mentor and friend Ice-T. When deciding on his name, Frost decided to model his moniker after that of the man who helped start his career, choosing Frost since Frost comes before ice. Then known as Kid Frost, Frost became a regular on the car show circuit in the mid 1980s. When he released "La Raza" and his debut album, "Hispanic Causing Panic" a few years later, his visibility exploded and helped the Lowrider culture thrive in Southern California and eventually Worldwide. In 1995, Frost dropped the "Kid" from his nickname and signed with Ruthless Records, Eazy-E's label (distributed by Relativity).

There have been no related party transactions between Mr. Molina and the Company. Mr. Molina has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, other than those described in Section 1, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for the last three completed fiscal years, and in which Mr. Molina had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Mr. Molina is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Molina or any grant or award to Mr. Molina or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Molina except as described above in Section 1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                   Description of Exhibit
-----------                   ----------------------

10.17*        Asset Purchase Agreement with Old West Entertainment Corp.

----------
* filed herewith

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
                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2011

THE X-CHANGE CORPORATION


/s/ Arthur Molina, Jr.
----------------------------------
Name:  Arthur Molina, Jr.
Title: President

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